Exhibit 99.1

FOR IMMEDIATE RELEASE

Incyte and Agenus Announce Global Alliance to Develop
Novel Immuno-Oncology Antibodies

•                  Alliance to initially focus on four checkpoint modulator programs directed at GITR, OX40, TIM-3 and LAG-3

•                  Incyte to have access to Agenus’ proprietary Retrocyte Display™ platform for the discovery of additional therapeutic antibodies

•                  Agenus to receive $60 million comprised of a $25 million technology and program access fee under the collaboration plus $35 million equity investment in Agenus at $4.51/share

•                  Agenus eligible to receive up to $350 million in development, regulatory and commercial milestones across the four lead programs

WILMINGTON, DE and LEXINGTON, MA — January 9, 2015 — Incyte Corporation (Nasdaq: INCY) and Agenus Inc. (Nasdaq: AGEN) today announced a global license, development and commercialization agreement focused on novel immuno-therapeutics using Agenus’ proprietary Retrocyte Display™ antibody discovery platform.

The alliance will initially focus on the development of checkpoint modulator antibodies directed against GITR, OX40, LAG-3 and TIM-3. Agenus and Incyte will share all costs and profits for the GITR and OX40 antibody programs on a 50:50 basis, with Agenus eligible for potential milestones; TIM-3 and LAG-3 are royalty-bearing programs to be funded by Incyte, with Agenus eligible for potential milestones and royalties. The first clinical trials are expected to be initiated in 2016.

“This alliance with Agenus adds therapeutic antibody capabilities to our proven small molecule discovery expertise, significantly expands the landscape of potential immuno-oncology targets available to us, and strengthens our ability to identify and advance novel therapeutic combinations,” said Hervé Hoppenot, President and CEO of Incyte.

“Incyte’s track record of success in oncology development and commercialization, together with our therapeutic antibody expertise and the commonality of our objectives, speak to the compelling strategic rationale for this alliance,” said Garo H. Armen, Ph.D., Chairman and CEO of Agenus. “Our Retrocyte Display™ technology has produced high quality antibody candidates and offers significant advantages over competing technologies. With Incyte, we believe we have an ideal partner to help define the evolving treatment paradigm of cancer immunotherapies.”

Under the terms of the agreements between the parties, Incyte will make upfront payments to Agenus totaling $25 million and invest $35 million by purchasing approximately 7.76 million newly issued shares of Agenus common stock at a price of $4.51 per share. In addition to the initial four target programs in the alliance, the parties have an option to jointly nominate and pursue additional targets within the framework of the multi-year collaboration. Terms also include:

•                  For each royalty-bearing product, Agenus will be eligible to receive up to $155 million in future contingent development, regulatory and commercialization milestones.

•                  Also for royalty-bearing products, Agenus will be eligible to receive tiered royalties on global net sales ranging from mid-single to low-double digit rates, and has reserved the right to elect to co-fund 30% of development costs for increased royalties.

•                  For products from any additional programs that the parties elect to bring into the collaboration, Agenus may opt to designate them as profit-share products.

•                  For each profit-share product, Agenus will be eligible to receive up to $20 million in future contingent development milestones.

Retrocyte Display™ is a proprietary retroviral technology that enables a highly diverse library (>1x109) of human IgG molecules to be displayed on the surface of B-lineage cells. This innovative cell-displayed expression platform permits the rapid generation of fully human and humanized therapeutic antibodies with high affinity and target specificity.

The closing of the transaction is conditioned on the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary small molecule drugs, primarily for oncology.  For additional information on Incyte, please visit the Company’s website at www.incyte.com.

About Agenus

Agenus is an immuno-oncology company developing a portfolio of checkpoint modulators (CPMs), heat shock protein peptide-based vaccines and adjuvants. Agenus’ checkpoint modulator programs target GITR, OX40, CTLA-4, LAG-3, TIM-3 and PD-1. The company’s proprietary discovery engine Retrocyte DisplayTM is used to generate fully human and humanized therapeutic antibody drug candidates. The Retrocyte DisplayTM platform uses a high-throughput approach incorporating IgG format human antibody libraries expressed in mammalian B-lineage cells. Agenus’ heat shock protein-based vaccines for cancer and infectious disease have completed Phase 2 studies in glioblastoma multiforme, and in the treatment of herpes simplex viral infection. The company’s QS-21 Stimulon® adjuvant platform is extensively partnered with GlaxoSmithKline and Janssen Sciences Ireland UC and includes several vaccine candidates in Phase 2, as well as shingles and malaria vaccines which have successfully completed Phase 3 clinical trials. For more information, please visit www.agenusbio.com, or connect with the company on Facebook, LinkedIn, Twitter and Google+.

Incyte Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release, including without limitation statements with respect to the initial focus of the alliance, the potential benefits of the alliance and the expectation that the first clinical trials under the alliance will be initiated in 2016, contain predictions and estimates and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Incyte’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including the high degree of risk associated with drug development, results of further research and development, unanticipated delays, other market or economic factors and technological advances, regulatory approval of the transaction and other risks detailed from time to time in Incyte’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Incyte disclaims any intent or obligation to update these forward-looking statements.

Agenus Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the initial focus of the alliance between Agenus and Incyte, the potential benefits of the alliance and the expectation that the first clinical trials under the alliance will be initiated in 2016. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, among others, regulatory approval of the transaction, unanticipated delays and other market or economic factors, as well as the factors described under the Risk Factors section of our most recently filed Quarterly Report on Form 10-Q with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Incyte Contact:
Pamela M. Murphy

Vice President, Investor Relations & Corporate Communications

302/498 6944

Agenus Contact:

Media:

Brad Miles / BMC Communications

646/513-3125

bmiles@bmccommunications.com

Investors:

Andrea Rabney / Argot Partners

212/600-1902

andrea@argotpartners.com

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